Exhibit 21.1
SUBSIDIARIES

Company	Jurisdiction of Organization
PRG-Schultz USA, Inc.	Georgia
The Profit Recovery Group Asia
PRG-Schultz Australia
PRG-Schultz Belgium
PRG-Schultz Canada
The Profit Recovery Group Costa Rica
The Profit Recovery Group New Zealand
The Profit Recovery Group Netherlands
The Profit Recovery Group Mexico
PRG-Schultz France
The Profit Recovery Group Germany
The Profit Recovery Group South Africa
PRG-Schultz Switzerland
The Profit Recovery Group Italy
The Profit Recovery Group Spain
PRG-Schultz Portugal
PRG International
PRG USA
PRG-Schultz Scandinavia
PRG-Schultz Japan, Inc.
PRG-Schultz Puerto Rico, Inc.
PRG-Schultz Chile, Inc.
PRG-Schultz Europe, Inc.
The Profit Recovery Group Holdings Mexico, S de RL de CV	Mexico
The Profit Recovery Group Servicios Mexico S de RL de CV	Mexico
The Profit Recovery Group de Mexico S de RL de CV
The Profit Recovery Group Argentina S.A.	Argentina
Profit Recovery Brasil Ltda.	Brazil
PRG-Schultz International PTE LTD	Singapore
PRG-Schultz Suzhou’ Co Ltd.	China
PRG International CR s.r.o.	Czech Republic
PRGFS, Inc.	Delaware
HS&A Acquisition — UK Inc.	Texas
Meridian Corporation Limited	Jersey (Channel Islands)
Tamebond Limited	United Kingdom
JA Ewing, Inc.	New York
Meridian VAT Reclaim Operations Limited	Ireland
PRG-Schultz Ireland LTD
PRG-Schultz UK Ltd.	United Kingdom
Meridian VAT Processing (International) Limited	Ireland
Meridian VAT Processing (N. America) Limited
Meridian VAT Processing (Japan) Limited

Company	Jurisdiction of Organization
VATClaim International (Ireland) Limited
Meridian VAT Reclaim, Inc.	Delaware
Meridian VAT Reclaim Canada, Inc.	Canada
Meridian VAT Reclaim Hong Kong Limited	Hong Kong
Meridian VAT Reclaim (India) Private Limited	India

Meridian VAT Reclaim (UK) Limited	United Kingdom
Meridian, Inc.	Japan
Meridian VAT Reclaim (Schwiez) AG	Switzerland
Meridian VAT Reclaim GmbH	Germany
Meridian VAT Reclaim Services Limited	United Kingdom
Meridian VAT Reclaim France S.A.R.L.	France
Meridian Sverige AB	Sweden
Meridian VAT Reclaim Korea Co., Limited	South Korea
Meridian VAT Reclaim (Australia) Pty. Limited	Australia
VAT Claim (International) UK Limited	United Kingdom
PRG-Schultz Canada Corp.	Canada
PRG-Schultz (Deutschland) GmbH	Germany
PRG-Schultz Nederland B.V.	Netherlands
PRG-Schultz Italia SRL	Italy
PRG-Schultz Puerto Rico	Puerto Rico
PRG-Schultz Peru S.R.L.	Peru
PRG-Schultz Colombia Ltda	Columbia
PRG-Schultz Svenska A. B.	Sweden
PRG-Schultz Venezuela S. R. L.	Venezuela
PRG-Schultz Chile Ltda	Chile
PRG-Schultz Polska Sp. Zo. O.	Poland
Howard Schultz & Associates (Asia) Limited	Hong Kong
HS&A International PTE LTD	Singapore
PRG-Schultz (Thailand) Co., Limited	Thailand
Howard Schultz de Mexico, S.A. de C.V.	Mexico
PRGDS, LLC	Georgia
PRGTS, LLC	Georgia
VATClaim International (Ireland) Limited
Meridian VAT Reclaim, Inc.	Delaware
Meridian VAT Reclaim Canada, Inc.	Canada